                                                       EXECUTION
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                 AMERICAN FREIGHTWAYS CORPORATION

                                and

                        WACHOVIA BANK, N.A.

                          as Rights Agent



                         RIGHTS AGREEMENT

                          August 26, 1998

                         RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of August 26, 1998 (the
"Agreement"), between American Freightways Corporation, an Arkansas corporation (the "Company"), and Wachovia Bank, N.A. (the "Rights
Agent").

                            BACKGROUND

     On August 17, 1998 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, par value $.01 per share, of the Company (the "Common Stock") outstanding at the Close of Business on August 31, 1998 (the "Record Date"), and has authorized the issuance of one Right (as such number may be adjusted pursuant to the provisions of Section 11(p)) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions set forth below (the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this
Agreement, the following terms have the meanings indicated:

     (a)  "Act" means the Securities Act of 1933, as amended.

     (b) "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial
Owner of 15% or more of the shares of Common Stock then outstanding, but does not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company; (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (v) any person that becomes an Acquiring Person pursuant to a Permitted Transaction; (vi) any
Person that has become an Acquiring Person inadvertently and, within five Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired beneficial ownership of shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and such certification is accepted as true by a Requisite Majority acting in good faith, and such Person divests as promptly as practicable a sufficient amount of Common Stock so that such Person would no longer hold in excess of 14.9% of the Common Stock then outstanding; (vii) any Person that becomes an Acquiring Person solely as a result of a reduction in the number of outstanding shares of Common Stock in a transaction that is approved by a Requisite Majority, provided that such Person will immediately be an Acquiring Person in the event such Person thereafter acquires any additional shares of Common Stock (other than as a result of a stock split or stock dividend) while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and (viii) any Person who is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date and any transferee of any of the shares of Common Stock Beneficially Owned by such Person.

     (c) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Exchange Act and in effect on the date of this Agreement.

     (d) A Person will be deemed the "Beneficial Owner" of, and will be deemed to "beneficially own," any securities that:

          (i) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Distribution Date or (C) securities issuable upon exercise of Rights, which were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(1) in connection with an adjustment made with respect to any Original Rights;

          (ii) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement, or understanding, whether or not in writing; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section 1(d)(ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in Section l(d)(ii)), or disposing of any voting securities of the Company;

          provided, however, that nothing in this Section 1(d) will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a bona fide firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (e) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Arkansas are authorized or obligated by law or executive order to close.

     (f)  "Close of Business" on any given date will mean
5:00 p.m., Harrison, Arkansas time, on such date; provided, however, that if such date is not a Business Day it will mean
5:00 p.m., Harrison, Arkansas time, on the next succeeding Business
Day.

     (g) "Common Stock" means the common stock, par value $.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company will mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (h) "Continuing Director" means any member of the Board of Directors of the Company who (i) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or who subsequently became a director of the Company and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

     (i) "Distribution Date" means the Close of Business on the tenth Business Day (unless extended by vote of a Requisite Majority) after the earlier to occur of (i) the Stock Acquisition Date or (ii) the date any Person commences or publicly announces an intention to commence a tender offer or exchange offer for the Common Stock which would result in, upon the consummation of such offer, the Person making such offer, together with all of its Affiliates and Associates, being the Beneficial Owner of 15% or more of the Common Stock then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten Business Days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k)  "NASDAQ" means the National Association of Securities
Dealers Automated Quotation System.

     (l) "Permitted Transaction" means a stock acquisition or a tender or exchange offer pursuant to a definitive agreement by which a Person (who is not at the time an Acquiring Person) would become an Acquiring Person and which has been approved by a Requisite Majority prior to the execution of the definitive agreement providing for the acquisition or the public announcement of the offer, as the case may be.

     (m) "Person" means any individual, firm, corporation, partnership, limited liability company or other public or private entity.

     (n) "Redemption Price" with respect to each Right means $.01, as such amount may from time to time be adjusted in accordance with
Section 11. All references herein to the Redemption Price means the Redemption Price as in effect at the time in question.

     (o) "Requisite Majority" means, at any time, the affirmative vote of a majority of the Continuing Directors then in office.

     (p) "Rights Dividend Declaration Date" is August 17, 1998, the date the Board of Directors of the Company declared a dividend distribution of one Right for each share of Common Stock outstanding on the Record Date.

     (q) "Rights Shares" means the shares of Common Stock issuable or issued upon the exercise of the Rights.

     (r)  "Section 11(a)(ii) Event" means any event described in
Section 11(a)(ii).

     (s)  "Section 13 Event" means any event described in clauses
(i), (ii), or (iii) of Section 13(a).

     (t) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, will include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

     (u) "Subsidiary" means, with reference to any Person, any entity of which an amount of voting securities sufficient to elect at least a majority of the directors or similar Persons of such entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

     (v) "Trading Day" means a day on which the principal national securities exchange or quotation system on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

     (w) "Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

     Section 2. Appointment of Rights Agents. The Company hereby appoints the Rights Agent to act as agent for the Company (which, in accordance with Section 3, prior to the Distribution Date are also the holders of the Common Stock) in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents pursuant to this Section or successor Rights Agents pursuant to Section 21 as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates.

     (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of this Section 3(b)) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock will be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company will make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

     (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit B, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock will also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as defined in Section 7), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock.

     (c) Rights will be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock will also be deemed to be certificates for Rights, and will bear the following legend:

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER
     TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN AMERICAN FREIGHTWAYS CORPORATION (THE "COMPANY")
     AND WACHOVIA BANK, N.A. (THE "RIGHTS AGENT") DATED AS OF AUGUST 26, 1998 (AS AMENDED FROM TIME TO TIME, THE
     "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED IN THIS CERTIFICATE BY REFERENCE AND A COPY
     OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE
     COMPANY.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN
     THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS

     CERTIFICATE.  THE COMPANY WILL MAIL TO THE HOLDER OF
     THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

     With respect to the shares of Common Stock issued after the Record Date, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates will be evidenced by such certificates alone and registered holders of Common Stock will also be the registered holders of the associated Rights, and the transfer of any of such certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4.  Form of Rights Certificate.

     The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse of the rights certificates) will each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries, or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, will be dated as of the Record Date and on their face will entitle the holders of such Rights Certificates to purchase such number of shares of Common Stock as is set forth in such Rights Certificates at the price set forth in such Rights Certificates (such exercise price per share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price will be subject to adjustment as provided in this Agreement.

     Section 5.  Countersignature and Registration.

     (a) The Rights Certificates will be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or any Vice President, either manually or by facsimile signature, will have affixed thereto the Company's seal or a facsimile thereof, and will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company, and any Rights
Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights
Certificate, is a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on the face of the Rights Certificates, and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination, and Exchange of
Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights
Certificates.

     (a) Subject to the provisions of Section 7(e) and Section 14, at any time after the Distribution Date, and at or prior to the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Rights Shares (or, following a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Rights Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company will be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided sufficient additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company requests in good faith. Thereupon, the Rights Agent will, subject to Section 4, Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of any Rights Certificate.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration
Date of Rights.

     (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a) and Section 24) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of Business on August 31, 2003, (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 or (iii) the time at which such rights are exchanged as provided in Section 24 (the earlier of such times being the "Expiration Date")).

     (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right will initially be $25, subject to adjustment from time to time as provided in Section 11, and
Section 13(a). The Purchase Price will be payable in accordance with Section 7(c).

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase
Price for the shares of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent will, subject to Section 20(k), promptly (i)(A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requests) or (B) if the Company has elected to deposit the shares of Common Stock with a depository agent, requisition from the depository agent depository receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common
Stock represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depository receipts, cause such certificates or depository receipts to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) will be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

     (d) If the registered holder of any Rights Certificate exercises less than all the Rights evidenced by such certificate, a new Rights Certificate evidencing the unexercised Rights will be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by any Person referred to in clauses (i) through (iii) below will become null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, under any provision of this Agreement or otherwise: (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or from any Associate or Affiliate of an Acquiring Person) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of an agreement, plan, arrangement, or understanding that has as a substantial purpose or effect of the avoidance of this Section 7(e). The Company will use reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but will have no liability under this Agreement to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates, or transferees.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial owner) or Affiliates or Associates thereof as the Company requests in good faith.

     Section 8.  Cancellation and Destruction of Rights
Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, will be cancelled by it, and no Rights Certificates will be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all cancelled Rights Certificates to the Company, or will, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case will deliver a certificate of destruction to the Company.

     Section 9.  Reservation and Availability of Capital Stock.

     (a) The Company will use its best efforts to reserve and keep available out of its authorized shares of Common Stock (and/or other securities) or its authorized and issued shares of Common Stock (and/or other securities) held in its treasury, the number of shares of Common Stock (and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) So long as the shares of Common Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or automated quotation system, the Company will use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or automated quotation system upon official notice of issuance upon such exercise.

     (c) The Company will use its best efforts to (i) file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights or issued in an exchange pursuant to Section 24 on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for up to 90 days after the date described in clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. In addition, if the Company determines that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise of such Rights is not permitted under applicable law, or a registration statement has not been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and/or other securities) delivered upon exercise of Rights will, at the time of delivery of the certificates for such shares upon payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and any Common Stock or other certificates issued upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Common Stock (or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates or to issue or deliver any Common Stock or other certificates in a name other than that of the registered holder until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Common Stock Record. Each Person in whose name any Rights Share certificate is issued will, for all purposes, be deemed to have become the record holder of such Rights Shares represented thereby, and such Certificate will be dated, on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person will be deemed to have become the record holder of the Rights Shares on, and such certificate will be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the Rights Certificate holders will not be entitled to any stockholder rights with respect to Rights Shares, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Common Stock payable in shares of Common Stock, (B) subdivides the outstanding
Common Stock, (C) combines the outstanding Common Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Common Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common
Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both this Section 1 l(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event that any Person, alone or together with its Affiliates and Associates, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person, then, proper provision will be made so that each Right holder (except as provided in Section 7(e)) will thereafter have the right to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of Rights Shares equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of Rights Shares for which a Right is then exercisable and (y) dividing that product by 50% of the Current Market Price (defined in Section 11(d)) per share of Common Stock on the date such Person became an Acquiring Person (such number of Rights Shares, the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock that are authorized by the Company's articles of incorporation but not issued, or issued but not outstanding, are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company will, upon the exercise of a Right and payment of the applicable Purchase Price,
(A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock), that a Requisite Majority has deemed to have essentially the same rights, privileges and preferences as shares of Common Stock ("Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been conclusively determined by a Requisite Majority based upon the advice of a nationally recognized investment banking firm selected by a Requisite Majority; provided, however, that if the Company has not made adequate provision to deliver value pursuant to clause (b) above within 30 days following the first occurrence of a Section 11(a)(ii) Event, then the Company will be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. The term "Spread" means the excess of (i) the Current Value over (ii) the Purchase
Price. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, being the "Substitution Period"). To the extent that action is to be taken pursuant to this Section 11(a)(iii), the Company (1) will provide, subject to Section 7(e), that such action will apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any required shareholder approval or to decide the appropriate form of distribution to be made and the value thereof. In the event of any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. For purposes of this Section 11(a)(iii), the Current Value of each Adjustment Share will be the Current
Market Price per share of the Common Stock on the effective date of the Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent will be deemed to equal the Current
Market Price per share of the Common Stock on such date.

     (b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Stock
(and/or Common Stock Equivalents) (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which is number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock (and/or Common Stock Equivalents) so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and (ii) the denominator of which is the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock (and/or Common Stock Equivalents) to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In the event that the number of shares of Common Stock issuable under the terms of a convertible security, or the conversion or exercise price of such convertible security, changes after the initial issuance of such convertible security, an adjustment will be made to the Purchase Price that conforms with the adjustment set forth in this Section 11(b). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration will be as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase
Price that would then be in effect if such record date had not been fixed.

     (c) In case the Company fixes a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which is the Current Market Price per share of Common Stock on such record date, less the fair market value (as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and (ii) the denominator of which is such Current Market Price per share of Common Stock. Such adjustments will be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price will be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

     (d) The "Current Market Price" per share of Common Stock on any date will be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification has not occurred prior to the commencement of the requisite 30 Trading Day period, as set forth above, then, and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors will be used. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share will mean the fair value per share as determined in good faith by the Board of Directors, the determination of which will be described in a statement filed with the Rights Agent and will be conclusive for all purposes.

     (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this
Section 11(e) are not required then in effect to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Final Expiration Date.

     (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Common Stock, then the number of such other shares so receivable upon exercise of any Right and the Purchase Price will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e),
(g), (h), (i), (j), (k), (m), and (q) and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Common Stock will apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement will evidence the right to purchase, at the adjusted Purchase Price, the number of Rights Shares purchasable from time to time under this Agreement, all subject to further adjustment as provided in this Agreement.

     (h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Rights Shares (calculated to the nearest one-hundredth) obtained by (i) multiplying (x) the number of Rights Shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Rights Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such an adjustment in the number of Rights will be exercisable for the number of Rights Shares for which a Right was exercisable immediately prior to such adjustment.
Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.
This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, will be at least ten Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the Rights Shares, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Rights Shares and the number of Rights Shares that were expressed in the initial Rights Certificates issued under this Agreement.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of Rights Shares, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable Rights Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Rights Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Rights Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, in its good faith judgment, the Board of Directors of the Company determines it to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock will not be taxable to such stockholders.

     (n) The Company covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o), (ii) merge with, from, or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that could reasonably be expected to substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after, such consolidation, merger, or sale, the stockholders of the Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Date
(i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event will equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     (q) In the event that the Rights become exercisable following a Section 11(a)(ii) Event, the Company, by action of a Requisite Majority, may permit the Rights, subject to Section 7(e), to be exercised for 50% of the shares of Common Stock (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to Section 1l(a)(iii)) that would otherwise be purchasable under Section 11(a) in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 11(q) will be deemed to have been exercised in full and will be cancelled.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained in such certificate.

     Section 13.  Consolidation, Merger or Sale or Transfer of
Assets or Earning Power.

     (a) Except in a Permitted Transaction, in the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with, or merges with, or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company is not the continuing or surviving Person of such consolidation or merger;
(ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) consolidates with, or merges with, or into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as contemplated by Section 13(d)), proper provision will be made so that (A) each holder of a Right, except as provided in Section 7(e) or Section 13(e), will thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, preemptive rights, rights of first refusal, or other adverse claims, as are equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Rights Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Rights Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, will be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party will thereafter be liable for, and will assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 will apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) will be of no effect following the first occurrence of any Section 13 Event.

     (b)  "Principal Party" means

          (i)  in the case of any transaction described in clause
     (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause
     (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" will refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, with Common Stock that is and has been so registered, "Principal Party" will refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) The Company will not consummate any such consolidation, merger, sale, or transfer unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the Principal Party to assume and perform the terms set forth in Sections 13(A) and (B) and further providing that, as soon as practicable after the date of any consolidation, merger, or transfer mentioned in Section 13(a), the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to
     (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     (d)  In the event that the Rights become exercisable under
Section 13(a), the Company, by action of a Requisite Majority, may agree with the Principal Party that the Principal Party may permit the Rights to be exercised for 50% of the Common Shares of the Principal Party that would otherwise be purchasable under Section 13(a), in consideration of the surrender to the Principal Party, as the successor to the Company under Section 13(a)(ii), of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 13(e) will be deemed to have been exercised in full and cancelled.

     (e) The provisions of this Section 13 will similarly apply to successive mergers, consolidations, and sales or other transfers. In the event that a Section 13 Event occurs at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in Section 13(a).

     Section 14.  Fractional Rights and Fractional Shares.

     (a) The Company will not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there will be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as conclusively determined in good faith by the Board of Directors of the Company will be used.

     (b) The Company will not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the Current Market Price of one share of Common Stock as of the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance of the Rights, expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner Provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a
Right by accepting the Rights consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, will be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company will use its reasonable best efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

     Section 18.  Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.

     (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of
Rights Agent.

     (a) Any Person into or with which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name, and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance of such Rights Certificates, will be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights
Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent will be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights
Certificates), but all such statements and recitals are and will be deemed to have been made by the Company only.

     (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or Section 13, or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized or issued, fully paid, or nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

     (i) The Rights Agent may execute and exercise any of the rights or powers vested by this Agreement in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct; provided, however, reasonable care was exercised in the selection and continued employment of such Person.

     (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent will not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the laws of the United States or a State of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without Further act or deed, except that the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Common Stock, and mail a notice of such appointment in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 2 1, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificate. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, in its discretion, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number, kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities issued by the Company, and
(b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

     Section 23.  Redemption and Termination.

     (a) The Company may, at its option, by action of a Requisite Majority, at any time prior to the earlier of (i) the Distribution Date, or (ii) the Final Expiration Date, redeem all but not fewer than all the then outstanding Rights at the Redemption Price (the date of such redemption, the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Stock or other securities of the Company, deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

     (b) Immediately upon the action of a Requisite Majority ordering the redemption of the Rights, evidence of which has been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Promptly after the action of a Requisite Majority ordering the redemption of the Rights, the Company will give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Any notice that is mailed in the manner in this Agreement provided will be deemed given, whether or not the holder receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

     Section 24.  Exchange.

     (a) The Board of Directors of the Company may, at its option, at any time after a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock, each Right being exchangeable for one share of Common Stock, appropriately adjusted to reflect any transaction specified in Section 11(a)(i) occurring after the Record Date (such number of shares of Common Stock issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such Plan or any Person who is the Beneficial Owner of 15% or more of the Common Stock as of the Rights Dividends Declaration Date or any transferee of any shares of Common Stock owned by such Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the, exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of
Section 7(e) hereof) held by each holder of Rights.

     (c) In the event that there shall not be sufficient Common Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights or shall take such other action specified in
Section 11(a)(iii) hereof.

     (d) The Company shall not be required to issue fractions of shares of Common Stock to distribute certificates which evidence fractional Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock. For the purposes of this Subsection (d), the Current Market Value of a whole share of Common Stock shall be determined as of the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

     Section 25.  Notice of Certain Events.

     (a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into, or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(6)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company will give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice will be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever is the earlier.

     (b) In case of a Triggering Event, then (i) the Company will as soon as practicable give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which will specify the event and the consequences of the event to holders of Rights under this Agreement, and (ii) all references in Section 25(a) to Common Stock will be deemed thereafter to refer to other securities, if appropriate.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          American Freightways Corporation
          2200 Forward Drive
          Harrison, Arkansas 72601
          Attention:  Chief Executive Officer

          with a copy to:

          Kutak Rock
          Suite 1100
          425 West Capitol Avenue
          Little Rock, Arkansas 72201-3409
          Attention:  Richard N. Massey

     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Wachovia Bank, N.A.
          Legal Department
          100 N. Main Street
          Winston-Salem, NC  27150

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplement and Amendment. The Company, by action of its Board of Directors, and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and Rights Agent may deem necessary or desirable and that will be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that following the Stock Acquisition Date, this Agreement shall not be amended in any manner that would adversely affect the basic economic terms of the Rights; provided, further, that, once the Rights are no longer redeemable in accordance with Section 23 of this Agreement, no amendment to this Agreement may have the effect of making the Rights redeemable.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights
Agent will bind and inure to the benefit of their respective successors and assigns under this Agreement.

     Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to amend the Agreement or to extend the Distribution Date). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) in good faith, will (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors or the Continuing Directors to any liability to the holders of the Rights.

     Section 30. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; and this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common stock).

     Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 will be reinstated and will not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring action by a Requisite Majority is held by any court of competent jurisdiction or other authority to be invalid, void, or unenforceable, such determination will then be made by the Board of Directors of the Company in accordance with applicable law and the Company's articles of incorporation and by-laws.

     Section 32. Governing Law. This agreement, each Right, and each Rights Certificate issued under this Agreement will be deemed to be a contract made under the laws of Arkansas and for all purposes will be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

     Section 34. Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. References in this Agreement to Sections and Exhibits are references to the Sections of and Exhibits to this Agreement unless the context requires otherwise. In this Agreement, the word "or" is not exclusive.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                         AMERICAN FREIGHTWAYS
                                CORPORATION
/s/Frank Conner

                                By:/s/Tom Garrison
                                Name: Tom Garrison
                                Title: President, Chief Operating
                                       Officer


Attest:                         WACHOVIA BANK, N.A.

/s/Virginia C. Lakey
                                By:/s/Deborah N. Keaton
                                Name: Deborah N. Keaton
                                Title: Vice President

                         TABLE OF CONTENTS

                                                             PAGE
Section 1.  Certain Definitions                                1
Section 2.  Appointment of Rights Agents                       4
Section 3.  Issue of Rights Certificates                       4
Section 4.  Form of Rights Certificate                         6
Section 5.  Countersignature and Registration                  6
Section 6. Transfer, Split Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost,
            or Stolen Rights Certificates                      7
Section 7.  Exercise of Rights; Purchase Price; Expiration
            Date of Rights                                     8
Section 8.  Cancellation and Destruction of Rights
            Certificates                                       9
Section 9.  Reservation and Availability of Capital Stock     10
Section 10. Common Stock Record                               11
Section 11. Adjustment of Purchase Price, Number and Kind of
            Shares, or Number of Rights                       11
Section 12. Certificate of Adjusted Purchase Price or Number
            of Shares                                         18
Section 13. Consolidation, Merger or Sale or Transfer of
            Assets or Earning Power                           18
Section 14. Fractional Rights and Fractional Shares           20
Section 15. Rights of Action                                  21
Section 16. Agreement of Rights Holders                       21
Section 17. Rights Certificate Holder Not Deemed a
            Stockholder                                       22
Section 18. Concerning the Rights Agent                       22
Section 19. Merger or Consolidation or Change of Name of
            Rights Agent                                      23
Section 20. Duties of Rights Agent                            23
Section 21. Change of Rights Agent                            25
Section 22. Issuance of New Rights Certificate                26
Section 23. Redemption and Termination                        26
Section 24. Exchange                                          27
Section 25. Notice of Certain Events                          28
Section 26. Notices                                           28
Section 27. Supplement and Amendment                          29
Section 28. Successors                                        30

Section 29. Determinations and Actions by the Board of
            Directors, etc.                                   30
Section 30. Benefits of this Agreement                        30
Section 31. Severability                                      30
Section 32. Governing Law                                     31
Section 33. Counterparts                                      31
Section 34. Interpretation                                    31